EXHIBIT 10.8

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                           DEFERRED COMPENSATION PLAN

         WHEREAS, Brilliant Digital Entertainment, Inc. ("Company") has previously asked two of its executives, Kevin Bermeister and Mark Dyne, to defer their salary from the Company until July 1, 2004, or, if earlier, until such time as the Company, in its sole and absolute discretion, has the financial ability to make such salary payments; and

         WHEREAS, Kevin Bermeister and Mark Dyne agreed to the deferral of their salary at the Company's request provided the salary deferred accrued interest at the rate of 8%; and

         WHEREAS,   the   Company   wishes  to  formally   document   the  prior
understanding of the Company with Kevin Bermeister and Mark Dyne.

         WHEREAS, the Company intends that this Brilliant Digital Entertainment, Inc. deferred compensation plan qualify as an unfunded deferred compensation plan for the benefit of management and highly compensated employees in
accordance   with  Title  29,  section   2520.104.23  of  the  Code  of  Federal
Regulations.

         NOW, THEREFORE, the Company hereby adopts this Deferred Compensation Plan as of the date set forth below to read as follows:
ARTICLE I

                              TITLE AND DEFINITIONS

         1.1      DEFINITIONS.

                  Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

                  (a) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal


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representative  of the  Participant's  estate duly  appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal
representative  to  be  appointed,   but  not  to  exceed  180  days  after  the
Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

                  (b) "Board of Directors" or "Board" shall mean the Board of Directors of Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article V.

                  (e)      "Company" shall mean Brilliant Digital Entertainment,
Inc.

                  (f) "Compensation" shall be the Participant's base salary commencing January 1, 1997.

                  (g) "Deferral Account" or "Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that has been deferred, and (2) earnings and losses pursuant to Article III. The Company may, in its sole and absolute discretion, invest or deposit all or any portion of the amounts credited to the Account in an account or fund established with a federally insured banking institution or savings and loan association or any other institution on whatever terms it may see fit and without fiduciary responsibility of any kind whatsoever. A Participant shall have no right to require or compel any such investment, but shall be credited or debited with any earnings, interests or losses thereon. The Account shall constitute only a bookkeeping entry by the Company for purposes of facilitating the benefits to which the Participant is entitled hereunder and shall not constitute a trust fund or escrow account nor any form of asset segregation.


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


                  (h) "Disability" shall mean the Participant's inability to perform each and every duty of his or her occupation or position of employment due to illness or injury as determined in the sole and absolute discretion of the Committee.

                  (i) "Distributable Amount" shall mean the balance in the Participant's Account.

                  (j)      "Participant"   shall   mean   Mark  Dyne  and  Kevin
Bermeister.

                  (k) "Payment Date" shall be the time set forth in accordance with Article V.

                  (l)      "Plan"    shall    mean   the    Brilliant    Digital
Entertainment, Inc. Deferred Compensation Plan.

                  (m) "Plan Year" shall be the twelve (12) month period beginning each January 1 and ending December 31.

                                   ARTICLE II

                                  PARTICIPATION

                  Each Participant is deemed to have commenced participation in this Plan upon the Participant's agreement to allow the Company to defer his Compensation.

                                   ARTICLE III

                                    DEFERRALS

                  Each Participant has agreed that he will defer his Compensation until July 1, 2004. In this regard, the amount of Compensation deferred by the Participant shall be credited with interest at the rate of 8% per annum until all amounts of deferred Compensation are paid in full.

                                   ARTICLE IV

                                  DISTRIBUTIONS

                  Company shall distribute the balance of a Participant's Account to such Participant in a lump sum on July 1, 2004. If, in Company's sole and absolute discretion, Company has the financial ability to distribute all or any portion of a Participant's Account to a Participant prior to July 1, 2004, Company shall have the right, but not the obligation, to distribute to a Participant all or any portion of such Participant's Account. Company reserves the right to make any distribution of a Participant's Account in cash or in Company stock of equal value.

                  In the event a Participant dies prior to receipt of his entire Account, his Beneficiary shall succeed to his interest and shall receive distributions in accordance with this Article IV.


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


                                   ARTICLE V

                                 ADMINISTRATION

         5.1      COMMITTEE.

                  A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board. If the Board does not appoint a committee, than the Compensation Committee of the Board or, in the absence of a Compensation Committee, the full Board shall constitute the Committee.

         5.2      COMMITTEE ACTION.

                  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

         5.3      POWERS AND DUTIES OF THE COMMITTEE.

                  (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                           (1)      To  construe  and  interpret  the  terms and
provisions of this Plan;

                           (2)      To  compute  and  certify  to the amount and
kind of benefits payable to Participants and their Beneficiaries;

                           (3)      To  maintain   all   records   that  may  be
necessary for the administration of the Plan;

                           (4)      To  provide  for  the   disclosure   of  all
information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                           (5)      To  make  and  publish  such  rules  for the
regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;


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                           (6)      To appoint a Plan administrator or any other
agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                           (7)      To  take  all  actions   necessary  for  the
administration of the Plan, including determining whether to hold or discontinue the Policies.

         5.4      CONSTRUCTION AND INTERPRETATION.

                  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

         5.5      INFORMATION.

                  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

         5.6      COMPENSATION, EXPENSES AND INDEMNITY.

                  (a) The members of the Committee shall serve without compensation for their services hereunder.

                  (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

                  (c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

         5.7      DISPUTES.

                  (a)      CLAIM.

                  A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for


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such benefit with the Company,  setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

                  (b)      CLAIM DECISION.

                  Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

                  If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

                  (c)      REQUEST FOR REVIEW.

                  Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

                  (d)      REVIEW OF DECISION.

                  Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


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


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1      UNSECURED GENERAL CREDITOR.

                  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         6.2      RESTRICTION AGAINST ASSIGNMENT.

                  The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

         6.3      WITHHOLDING.

                  There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

         6.4      AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

                  The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.


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


         6.5      GOVERNING LAW.

                  This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

         6.6      RECEIPT OR RELEASE.

                  Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

         6.7      PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

                  In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

         6.8      LIMITATION OF RIGHTS AND EMPLOYMENT RELATIONSHIP

                  Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

         6.9      HEADINGS.

                  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                  IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on this 30th day of May, 2003, effective as of January 1, 1997.

                                        BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                        By:   /S/ TYLER TARR
                                            -------------------------------
                                             Name: Tyler Tarr
                                             Title: Chief Financial Officer